Exhibit 10.12

COBALT INTERNATIONAL ENERGY, INC.

LONG TERM INCENTIVE PLAN
Restricted Stock Award Agreement

IPO Award — Class D Interests

You have been granted restricted stock (this “Award”) on the following terms and subject to the provisions of Attachment A and the Cobalt Energy International, Inc. Long Term Incentive Plan (the “Plan”).  Unless defined in this Award agreement (including Attachment A, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan.  In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	[Full name]

Number of Shares Underlying Award	[•] Shares (the “Restricted Shares”)

Grant Date	[Date of closing of IPO]

Vesting

Subject to Section 3 of Attachment A, the Restricted Shares shall fully vest on [fifth anniversary of closing of IPO] (the “Scheduled Vesting Date”) if each of the following conditions is satisfied:

•                  the Participant does not experience a Termination of Service at any time prior to the Scheduled Vesting Date (the “Service Condition”); and

•                  the average of the volume weighted average price of a Share for each trading day during the 90-day period ending on the day before the Scheduled Vesting Date equals or exceeds $[price to public in IPO] (the “Value Condition”).  The “volume weighted average price” of a Share shall be computed based on composite trading between 9:30 a.m. and 4:00 p.m. New York City time on the applicable date (i) as reported by The Bloomberg Professional Service on the Company’s page under the “VWAP” field, at 4:00 p.m. on such date; or (ii) if the volume weighted average price is not available from The Bloomberg Professional Service in such manner, as reported from a different third party source to which the Company has access on such date or, if the Company does not have access to such a third party source, the high and low sale prices (regular way) of a Share on such date.

Attachment A

Restricted Stock Award Agreement

Terms and Conditions

Grant to:  [Full name]

Section 1.  Grant of Restricted Stock Award.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants Restricted Stock to the Participant on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A.  This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

Section 2.  Issuance of Shares.

(a)           The Restricted Shares shall be evidenced by book-entry registration; provided, however, that the Committee may determine that the Restricted Shares shall be evidenced in such other manner as it deems appropriate, including the issuance of a stock certificate or certificates.  In the event that any stock certificate is issued in respect of the Restricted Shares, such certificate shall (i) be registered in the name of the Participant, (ii) bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Shares and (iii) be held in custody by the Company.

(b)           Voting Rights.  The Participant shall have voting rights with respect to the Restricted Shares.

(c)           Dividends.  All cash and other dividends and distributions, if any, that are paid with respect to any Restricted Shares shall be withheld by the Company and paid to the Participant, without interest, only when, and if, the Restricted Shares become vested in accordance with this Agreement.

(d)           Transferability.  Unless and until the Restricted Shares become vested in accordance with this Agreement, the Restricted Shares shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant.

(e)           Section 83(b) Election.  If the Participant chooses, the Participant may make an election under Section 83(b) of the Code with respect to the  Restricted Shares, which would cause the Participant currently to recognize income for U.S. federal income tax purposes in an amount equal to the excess (if any) of the fair market value of the Restricted Shares (determined as of the Grant Date) over the amount, if any, that the Participant paid for the Restricted Shares, which excess will be subject to U.S. federal income tax.  The form for making a Section 83(b) election is attached as Attachment B.  The Participant acknowledges that (i) the Participant is solely responsible for the decision whether or not to make a Section 83(b) election, and the Company is not making any recommendation with respect thereto, (ii) it is his or her sole responsibility to timely file the Section 83(b) election within 30 days after the Grant Date, if the Participant decides to make such election, and (iii) if the Participant does not make a valid and timely Section 83(b) election, the Participant will be required to recognize ordinary income at the time of vesting on any future appreciation on the Restricted Shares.

(f)            Withholding Requirements.  The Company may withhold any tax (or other governmental obligation) that becomes due with respect to the Restricted Shares (or any dividend or distribution thereon), and the Participant shall make arrangements satisfactory to the Company to enable the Company to satisfy all such withholding requirements.  Notwithstanding the foregoing, the Committee may permit, in its sole discretion, the Participant to satisfy any such withholding requirement by transferring to the Company pursuant to such procedures as the Committee may require, effective as of the date on which a withholding obligation arises, a number of vested Shares owned and designated by the Participant having an aggregate fair market value as of such date that is equal to the minimum amount required to be withheld.  If the Committee permits the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the fair market value of the Shares transferred to the Company as provided above.

Section 3.  Vesting of Restricted Shares.

(a)           Termination of Service.

(i)            Death or Disability.  In the event of the Participant’s Termination of Service at any time due to the Participant’s death or Disability, (x) the Service Condition shall be deemed to be satisfied as of the date of such termination and (y) if the Value Condition is satisfied as of the Scheduled Vesting Date, the Restricted Shares shall fully vest as of such date.

(ii)           Any Other Termination of Service.  In the event of the Participant’s Termination of Service at any time for any reason (other than due to the Participant’s death or Disability), the Restricted Shares shall be forfeited in their entirety as of the date of such termination without any payment to the Participant.

Notwithstanding the foregoing, in the event of the Participant’s Termination of Service other than by the Company for Cause, the Committee may, in its sole discretion, accelerate the vesting or waive any term or condition (including the Service Condition and/or Value Condition) of this Agreement, subject to such terms and conditions as the Committee deems appropriate, with respect to all or a portion of the Restricted Shares.

(b)           Change in Control.  If a Change in Control occurs at any time and the Value Condition is satisfied as of the date of such Change in Control (as described below), the Restricted Shares shall fully vest as of the date of such Change in Control; provided that if prior to the date of such Change in Control, the Company or the acquirer requests in writing that the Participant continue to provide services to the Company (or the successor or surviving entity) for a specified period not to exceed 12 months after such Change in Control, the Restricted Shares shall vest as of the earliest of (x) the last day of such requested period, (y) the Scheduled Vesting Date or (z) the date, if any, of the Participant’s Termination of Service by the Company (or the successor or surviving entity) without Cause, by the Participant for Good Reason or due to the Participant’s death or Disability (such earliest date, the “Change in Control Vesting Date”).  The Restricted Shares shall be forfeited in their entirety without any payment to the Participant upon his or her Termination of Service by the Company (or the successor or surviving entity) for Cause or by the Participant without Good Reason at any time prior to the Change in Control Vesting Date.  If a Change in Control occurs at any time and the Value Condition is not satisfied as of the date of such Change in Control, the Restricted Shares shall be forfeited in their entirety as of the date of such Change in Control without any payment to the Participant.

If a Change in Control results from the occurrence of an event within the meaning of:

(i)            clause (i) or (iii) of the definition of “Change in Control,” the Value Condition shall be deemed to be satisfied as of the date of such Change in Control if the price or implied price per Share in such Change in Control equals or exceeds $[price to public in IPO]; or

(ii)           clause (ii) of the definition of “Change in Control,” the Value Condition shall be deemed to be satisfied if the average of the volume weighted average price of a Share for each trading day during the 90-day period ending on the day before such Change in Control equals or exceeds $[price to public in IPO].

(c)           Committee’s Failure to Grant Specified Awards.  The Restricted Shares shall fully vest as of the third anniversary of the IPO if, during the period commencing on the Grant Date and ending on the third anniversary of the IPO, the Committee has not granted Awards under the Plan with terms substantially similar to the terms set forth in this Agreement (other than this Section 4(c)) with respect to [•] Shares in the aggregate.  For the avoidance of doubt, IPO Awards granted under the Plan shall not constitute Awards granted for purposes of this Section 4(c)).

(d)           Effect of Vesting.  Subject to the provisions of this Agreement, upon the vesting of Restricted Shares, the restrictions under this Award with respect to such Shares shall lapse, and subject to any applicable Lock Up Agreement, such Shares shall be fully assignable, saleable and transferable by the

Participant, and the Company shall deliver such Shares, along with any dividends and other distributions that were paid with respect to such Shares but withheld pending vesting, to the Participant.  Subject to any applicable Lock Up Agreement, such Shares shall be delivered by transfer to the Depository Trust Company for the benefit of the Participant or by delivery of a stock certificate registered in the Participant’s name.

Section 4.  Miscellaneous Provisions.

(a)           Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Cobalt International Energy, Inc.

Two Post Oak Central

1980 Post Oak Blvd., Suite 1200

Attention: [General Counsel]

Facsimile: [number]

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b)           Entire Agreement.  This Agreement, the Plan, and any other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c)           Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify the Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d)           Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(e)           Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f)            Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g)           Participant Undertaking.  The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Restricted Shares pursuant to the provisions of this Agreement.

(h)           Plan.  The Participant acknowledges and understands that material definitions and provisions concerning the Restricted Shares and the Participant’s rights and obligations with respect thereto are set forth in the Plan.  The Participant has read carefully, and understands, the provisions of the Plan.

(i)            Governing Law.  The Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

(j)            Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on each party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4(a) shall be deemed effective service of process on such party.

(k)           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

[Name of Participant]

Attachment B

SECTION 83(b) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)               The taxpayer performing the services is:

Name:

Address:

Social Security Number:

(2)               The property with respect to which the election is being made is                      shares (the “Restricted Shares”) of common stock, par value $.01 per share, of Cobalt International Energy, Inc. (the “Company”)

(3)               The Restricted Shares were transferred on                                           .

(4)               The taxable year in which the election is being made is the calendar year                    .

(5)               The Restricted Shares are not transferable and are subject to a substantial risk of forfeiture within the meaning of Section 83(c)(1) of the Internal Revenue Code until and unless specified conditions are satisfied or a specified event occurs, in each case as set forth in the Company’s Long Term Incentive Plan and the Restricted Stock Award Agreement pursuant to which the Restricted Shares were issued.

(6)               The fair market value of the Restricted Shares at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $                     per share.

(7)               The amount paid by the taxpayer for the Restricted Shares is $                     per share.

(8)               A copy of this statement has been furnished to the Company, for whom the taxpayer will be performing services underlying the transfer of the Restricted Shares.

(9)               This statement is executed on                             .

Spouse (if any)	Taxpayer

This statement must be filed with the Internal Revenue Service Center with which you filed your last U.S. federal income tax return within 30 days after the grant date of the Restricted Stock Award Agreement.  This filing should be made by registered or certified mail, return receipt requested.  You are also required to (i) deliver a copy of this statement to the Company and (ii) attach a copy of this statement to your federal income tax return for the taxable year that includes the grant date (and may also be required to attach a copy of this statement to your state income tax return for such year).  You should also retain a copy of this statement for your records.